Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Second-Quarter 2025 Financial Results

News Summary
▪Second-quarter revenue was $12.9 billion, flat year-over-year (YoY).
▪Second-quarter earnings (loss) per share (EPS) attributable to Intel was $(0.67); non-GAAP EPS attributable to Intel was $(0.10).
▪$(0.45) impact to GAAP EPS attributable to Intel from $1.9 billion of restructuring charges; $(0.23) and $(0.20) impact to GAAP and non-GAAP EPS attributable to Intel, respectively, from $800 million of impairment charges and $200 million in one-time period costs.
▪Forecasting third-quarter 2025 revenue of $12.6 billion to $13.6 billion; expecting third-quarter EPS attributable to Intel of $(0.24) and non-GAAP EPS attributable to Intel of $0.00.
▪Taking actions to drive improved execution and efficiency; continue to target $17 billion of non-GAAP1 operating expenses in 2025 and $16 billion in 2026; $18 billion in gross capital expenditures for 2025.

SANTA CLARA, Calif., July 24, 2025 – Intel Corporation today reported second-quarter 2025 financial results.
“Our operating performance demonstrates the initial progress we are making to improve our execution and drive greater efficiency,” said Lip-Bu Tan, Intel CEO. “We are laser-focused on strengthening our core product portfolio and our AI roadmap to better serve customers. We are also taking the actions needed to build a more financially disciplined foundry. It’s going to take time, but we see clear opportunities to enhance our competitive position, improve our profitability and create long-term shareholder value.”
“Our results reflect solid demand across our business and good execution on our priorities,” said David Zinsner, Intel CFO. “The changes we are making to reduce our operating costs, improve our capital efficiency and monetize non-core assets are having a positive impact as we work to strengthen our balance sheet and position the business for the future.”
Progress on Driving Greater Efficiency and Execution
Intel continues to make progress to simplify its business, improve efficiency and enhance execution. These efforts are focused on reducing expenses, strengthening the balance sheet, optimizing the global footprint and concentrating resources on the most critical growth areas.
•On track to achieve $17 billion non-GAAP operating expense1 target for 2025: Intel has completed the majority of the planned headcount actions it announced last quarter to reduce its core workforce by approximately 15%. These changes are designed to create a faster-moving, flatter and more agile organization. As a result of these actions, the company recognized $1.9 billion in restructuring charges in the second quarter of 2025, which were excluded from its non-GAAP results. These charges impacted GAAP EPS by $(0.45) per share. Intel plans to end the year with a core workforce of about 75,000 employees as a result of workforce reductions and attrition.
•Improving capital efficiency; driving to gross capital expenditures2 of $18 billion for 2025: Intel is taking action to optimize its manufacturing footprint and drive greater returns on invested capital. As part of this effort, Intel will no longer move forward with planned projects in Germany and Poland. The company also intends to consolidate its assembly and test operations in Costa Rica into its larger sites in Vietnam and Malaysia. In addition, Intel will further slow the pace of construction in Ohio to ensure spending is aligned with market demand.

Exhibit 99.1
Intel also recognized approximately $800 million of non-cash impairment and accelerated depreciation charges related to excess tools with no identified re-use and approximately $200 million of one-time period costs in the second quarter of 2025. These charges reduced both GAAP and non-GAAP gross margin by approximately 800 basis points and GAAP and non-GAAP EPS by approximately $(0.23) and $(0.20) cents per share, respectively.

These restructuring charges and impairments were not incorporated into the guidance Intel provided for the second quarter of 2025.
1 Non-GAAP operating expense refers to non-GAAP R&D and marketing, general and administrative (MG&A). See below for more information on and reconciliations of Intel's non-GAAP financial measures.
2 Gross capital expenditures refers to GAAP additions to property, plant and equipment.

Q2 2025 Financial Results

	GAAP			Non-GAAP
	Q2 2025	Q2 2024	vs. Q2 2024	Q2 2025	Q2 2024	vs. Q2 2024
Revenue ($B)	$12.9	$12.8	flat
Gross margin	27.5%	35.4%	down 7.9 ppts	29.7%	38.7%	down 9 ppts
R&D and MG&A ($B)	$4.8	$5.6	down 13%	$4.3	$4.9	down 13%
Operating margin (loss)	(24.7)%	(15.3)%	down 9.4 ppts	(3.9)%	0.2%	down 4.1 ppts
Tax rate	(9.2)%	17.5%	down 26.7 ppts	12.0%	13.0%	down 1 ppt
Net income (loss) attributable to Intel ($B)	$(2.9)	$(1.6)	down 81%	$(0.4)	$0.1	*n/m
Earnings (loss) per share attributable to Intel—diluted	$(0.67)	$(0.38)	down 76%	$(0.10)	$0.02	*n/m
In the second quarter, the company generated $2.1 billion in cash from operations.
Full reconciliations between GAAP and non-GAAP measures are provided below.
*Not meaningful
Business Unit Summary
In the first quarter of 2025, the company made an organizational change to integrate the Network and Edge Group (NEX) into CCG and DCAI and modified Intel's segment reporting to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way Intel's chief operating decision maker internally receives information and manages and monitors the company's operating segment performance. There are no changes to Intel's consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q2 2025[3]	vs. Q2 2024
Intel Products:
Client Computing Group (CCG)	$7.9 billion	down	3%
Data Center and AI (DCAI)	$3.9 billion	up	4%
Total Intel Products revenue	$11.8 billion	down	1%
Intel Foundry	$4.4 billion	up	3%
All Other	$1.1 billion	up	20%
Intersegment Eliminations	$(4.4) billion
Total net revenue	$12.9 billion	flat
[3] Numbers are presented as actual and rounded; as a result, totals may not sum.

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Business Highlights
▪Intel launched three new additions to its Intel® Xeon® 6 series of central processing units (CPUs), delivering customizable CPU core frequencies to boost graphics processing unit (GPU) performance across demanding AI workloads. One of these, the Intel® Xeon® 6776P processor, currently serves as the host CPU for NVIDIA DGX B300, the company’s latest generation of AI-accelerated systems.
▪The first Panther Lake processor SKU remains on track to begin shipping later this year, with additional SKUs coming in the first half of 2026.
▪Intel 18A reached a key milestone with the start of production wafers in Arizona.
▪Intel made key leadership appointments, including Greg Ernst as chief revenue officer and Srinivasan Iyengar, Jean-Didier Allegrucci and Shailendra Desai in key engineering leadership roles.
▪In line with Intel’s commitment to strengthen its balance sheet and monetize non-core assets, the company sold, via a secondary offering, 57.5 million of net Class A shares of Mobileye in July 2025, adding approximately $922 million to the balance sheet. Intel remains the majority shareholder in Mobileye and continues to have strong conviction in its long-term growth opportunity.
Business Outlook
Intel's guidance for the third quarter of 2025 includes both GAAP and non-GAAP estimates as follows:

Q3 2025	GAAP	Non-GAAP
Revenue	$12.6-13.6 billion
Gross margin	34.1%	36.0%
Tax Rate	(23)%	12%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.24)	$0.00

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlooks are based on the midpoint of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its second quarter of 2025. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM strategy, Smart Capital strategy, partnerships with Apollo and Brookfield, internal foundry model, updated reporting structure, and AI strategy;
▪projections of our future financial performance, including future revenue, gross profits, capital expenditures, and cash flows;
▪projected costs and yield trends;
▪future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;

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▪future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
▪investment plans and impacts of investment plans, including in the US and abroad;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
▪expected timing and impact of acquisitions, divestitures, and other significant transactions, including the agreed-upon sale of a controlling interest of Altera;
▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪future social and environmental performance goals, measures, strategies, and results;
▪our anticipated growth, future market share, customer demand, and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;
▪anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
▪expectations regarding government incentives, policies, and priorities;
▪future technology trends and developments, such as AI;
▪future macro environmental and economic conditions;
▪geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
▪implementing new business strategies and investing in new businesses and technologies;
▪changes in demand for our products;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain supporting our manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;
▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;

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▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain, and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our significantly reduced return of capital in recent years;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate;
▪catastrophic events;
▪environmental, health, safety, and product regulations;
▪our initiatives and new legal requirements with respect to corporate responsibility matters; and
▪other risks and uncertainties described in this release, our 2024 Form 10-K, our Q1 2025 Form 10-Q, our Q2 2025 Form 10-Q, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Operations and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Jun 28, 2025	Jun 29, 2024
Net revenue	$12,859	$12,833
Cost of sales	9,317	8,286
Gross profit	3,542	4,547
Research and development	3,684	4,239
Marketing, general, and administrative	1,144	1,329
Restructuring and other charges	1,890	943
Operating expenses	6,718	6,511
Operating income (loss)	(3,176)	(1,964)
Gains (losses) on equity investments, net	502	(120)
Interest and other, net	(95)	80
Income (loss) before taxes	(2,769)	(2,004)
Provision for (benefit from) taxes	255	(350)
Net income (loss)	(3,024)	(1,654)
Less: net income (loss) attributable to non-controlling interests	(106)	(44)
Net income (loss) attributable to Intel	$(2,918)	$(1,610)
Earnings (loss) per share attributable to Intel—basic	$(0.67)	$(0.38)
Earnings (loss) per share attributable to Intel—diluted	$(0.67)	$(0.38)

Weighted average shares of common stock outstanding:
Basic	4,369	4,267
Diluted	4,369	4,267

Other information:
(In Thousands; Unaudited)	Jun 28, 2025	Mar 29, 2025	Jun 29, 2024
Employees
Intel	96.4	97.6	116.5
Mobileye and other subsidiaries	5.0	5.0	5.3
NAND[1]	—	—	3.5
Total Intel	101.4	102.6	125.3

[1] Employees of the NAND memory business, which we divested to SK hynix upon the first closing on Dec. 29, 2021, and fully deconsolidated in Q1 2022. Employees are excluded from Intel's total employee count following the completion of the second closing of the divestiture on March 27, 2025.

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Jun 28, 2025	Dec 28, 2024
Assets
Current assets:
Cash and cash equivalents	$9,643	$8,249
Short-term investments	11,563	13,813
Accounts receivable, net	2,360	3,478
Inventories
Raw materials	1,194	1,344
Work in process	6,484	7,432
Finished goods	3,699	3,422
	11,377	12,198
Other current assets	8,432	9,586
Total current assets	43,375	47,324

Property, plant, and equipment, net	109,510	107,919
Equity investments	5,383	5,383
Goodwill	23,912	24,693
Identified intangible assets, net	3,057	3,691
Other long-term assets	7,283	7,475
Total assets	$192,520	$196,485

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	10,666	12,556
Accrued compensation and benefits	4,249	3,343
Short-term debt	6,731	3,729
Income taxes payable	887	1,756
Other accrued liabilities	12,433	14,282
Total current liabilities	34,966	35,666

Debt	44,026	46,282
Other long-term liabilities	7,777	9,505
Stockholders' equity:
Common stock and capital in excess of par value, 4,377 issued and outstanding (4,330 issued and outstanding as of December 28, 2024)	52,334	50,949
Accumulated other comprehensive income (loss)	65	(711)
Retained earnings	45,484	49,032
Total Intel stockholders' equity	97,883	99,270
Non-controlling interests	7,868	5,762
Total stockholders' equity	105,751	105,032
Total liabilities and stockholders' equity	$192,520	$196,485

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Six Months Ended
(In Millions; Unaudited)	Jun 28, 2025	Jun 29, 2024

Cash and cash equivalents, beginning of period	$8,249	$7,079
Cash flows provided by (used for) operating activities:
Net income (loss)	(3,911)	(2,091)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,213	4,403
Share-based compensation	1,348	1,959
Restructuring and other charges	382	219
Amortization of intangibles	474	717
(Gains) losses on equity investments, net	(390)	(84)
Deferred taxes	106	(1,339)
Impairments and net (gain) loss on retirement of property, plant, and equipment	482	126
Changes in assets and liabilities:
Accounts receivable	1,004	272
Inventories	99	(116)
Accounts payable	114	181
Accrued compensation and benefits	1,022	(1,015)
Income taxes	(1,338)	(835)
Other assets and liabilities	(1,742)	(1,328)
Total adjustments	6,774	3,160
Net cash provided by (used for) operating activities	2,863	1,069
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(8,733)	(11,652)
Proceeds from capital-related government incentives	964	699
Purchases of short-term investments	(5,730)	(17,634)
Maturities and sales of short-term investments	8,575	17,214
Proceeds from divestitures	1,935	—
Other investing	984	(355)
Net cash provided by (used for) investing activities	(2,005)	(11,728)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	3,493	5,804
Repayment of commercial paper	(1,496)	(2,609)
Partner contributions	2,238	11,861
Additions to property, plant, and equipment	(1,962)	—
Issuance of long-term debt, net of issuance costs	—	2,975
Repayment of debt	(1,500)	(2,288)
Proceeds from sales of common stock through employee equity incentive plans	491	631
Payment of dividends to stockholders	—	(1,063)
Other financing	(678)	(444)
Net cash provided by (used for) financing activities	586	14,867
Net increase (decrease) in cash and cash equivalents	1,444	4,208
Cash and cash equivalents, end of period[1]	$9,693	$11,287

[1]Includes $50 million of cash recorded within other current assets on the Consolidated Condensed Balance Sheets relating to Altera cash held for sale.

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions; Unaudited)	Jun 28, 2025
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$7,871	$3,939	$11,810	$4,417	$1,053	$—	$(4,421)	$12,859
Cost of sales and operating expenses	5,818	3,306	9,124	7,585	984	2,755	(4,413)	16,035
Operating income (loss)	$2,053	$633	$2,686	$(3,168)	$69	$(2,755)	$(8)	$(3,176)

	Three Months Ended
(In Millions; Unaudited)	Jun 29, 2024
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,143	$3,805	$11,948	$4,282	$881	$—	$(4,278)	$12,833
Cost of sales and operating expenses	5,502	3,563	9,065	7,084	927	1,708	(3,987)	14,797
Operating income (loss)	$2,641	$242	$2,883	$(2,802)	$(46)	$(1,708)	$(291)	$(1,964)
1The "All Other" category includes the results of operations from other non-reportable segments, including our Altera and Mobileye businesses, our IMS business, startup businesses that support our initiatives, and historical results of operations from divested businesses.
For information about our operating segments, including the nature of segment revenues and expenses, and a reconciliation of our operating segment revenue and operating income (loss) to our consolidated results, refer to our Q2 2025 Form 10-Q.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document references non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests effects. Income tax effects are calculated using a fixed long-term projected tax rate. For 2025 and 2024, we determined the projected non-GAAP tax rate to be 12% and 13%, respectively. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.
Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with restructuring plans and are primarily related to employee severance and benefit arrangements. Q2 2025 primarily includes charges associated with the 2025 Restructuring Plan. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities. Q2 2024 includes a charge arising out of the R2 litigation.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the gains (losses) from the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestiture	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Adjusted free cash flow
We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions, and (2) payments on finance leases.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.
Net capital spending
We reference a non-GAAP financial measure of net capital spending, which is additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions.

We believe this measure provides investors with useful supplemental information about our capital investment activities and capital offsets, and allows for greater transparency with respect to a key metric used by management in operating our business and measuring our performance.

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Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Jun 28, 2025	Jun 29, 2024
GAAP gross profit	$3,542	$4,547
Acquisition-related adjustments	101	224
Share-based compensation	170	195
Non-GAAP gross profit	$3,813	$4,966
GAAP gross margin percentage	27.5%	35.4%
Acquisition-related adjustments	0.8%	1.7%
Share-based compensation	1.3%	1.5%
Non-GAAP gross margin percentage	29.7%	38.7%
GAAP R&D and MG&A	$4,828	$5,568
Acquisition-related adjustments	(18)	(41)
Share-based compensation	(494)	(585)
Non-GAAP R&D and MG&A	$4,316	$4,942
GAAP operating income (loss)	$(3,176)	$(1,964)
Acquisition-related adjustments	119	265
Share-based compensation	664	780
Restructuring and other charges	1,890	943
Non-GAAP operating income (loss)	$(503)	$24
GAAP operating margin (loss)	(24.7)%	(15.3)%
Acquisition-related adjustments	0.9%	2.1%
Share-based compensation	5.2%	6.1%
Restructuring and other charges	14.7%	7.3%
Non-GAAP operating margin (loss)	(3.9)%	0.2%
GAAP tax rate	(9.2)%	17.5%
Income tax effects	21.2%	(4.5)%
Non-GAAP tax rate	12.0%	13.0%
GAAP net income (loss) attributable to Intel	$(2,918)	$(1,610)
Acquisition-related adjustments	119	265
Share-based compensation	664	780
Restructuring and other charges	1,890	943
(Gains) losses on equity investments, net	(502)	120
(Gains) losses from divestiture	—	(39)
Adjustments attributable to non-controlling interest	(21)	(18)
Income tax effects	327	(358)
Non-GAAP net income (loss) attributable to Intel	$(441)	$83

Intel/Page 13

(In Millions, Except Per Share Amounts; Unaudited)	Jun 28, 2025	Jun 29, 2024
GAAP earnings (loss) per share attributable to Intel—diluted	$(0.67)	$(0.38)
Acquisition-related adjustments	0.03	0.06
Share-based compensation	0.15	0.18
Restructuring and other charges	0.43	0.22
(Gains) losses on equity investments, net	(0.11)	0.03
(Gains) losses from divestiture	—	(0.01)
Adjustments attributable to non-controlling interest	—	—
Income tax effects	0.07	(0.08)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$(0.10)	$0.02

GAAP net cash provided by (used for) operating activities	$2,050	$2,292
Additions to property, plant, and equipment (gross capital expenditures)	(4,492)	(5,682)
Proceeds from capital-related government incentives	145	107
Partner contributions, net	1,250	11,438
Net purchase of property, plant, and equipment (net capital expenditures)	(3,097)	5,863
Payments on finance leases	(3)	—
Adjusted free cash flow	$(1,050)	$8,155
GAAP net cash provided by (used for) investing activities	$(2,086)	$(9,165)
GAAP net cash provided by (used for) financing activities	$782	$11,237

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(Unaudited)	Q3 2025 Outlook[1]
Approximately
GAAP gross margin percentage	34.1%
Acquisition-related adjustments	0.8%
Share-based compensation	1.1%
Non-GAAP gross margin percentage	36.0%

GAAP tax rate	(23)%
Income tax effects	35%
Non-GAAP tax rate	12%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.24)
Acquisition-related adjustments	0.02
Share-based compensation	0.14
Restructuring and other charges	0.07
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	0.02
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.00

1 Non-GAAP gross margin percentage and non-GAAP earnings (loss) per share attributable to Intel outlook based on the mid-point of the revenue range.

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of Other GAAP to Non-GAAP Forward-Looking Estimates
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions; Unaudited)	Full-Year 2025	Full-Year 2026
	Approximately	Approximately

GAAP additions to property, plant and equipment (gross capital expenditures)	$18.0
Proceeds from capital-related government incentives	(3.0 - 5.0)
Partner contributions, net	(4.0 - 5.0)
Non-GAAP net capital expenditures	$8.0 - $11.0

GAAP operating expenses	$22.1	$19.0
Acquisition-related adjustments	(0.1)	(0.1)
Share-based compensation	(2.5)	(2.9)
Restructuring and other charges	(2.5)	—
Non-GAAP operating expenses	$17.0	$16.0

Contacts:

Investor Relations
investor.relations@intel.com

Sophie Metzger
Media Relations
sophie.metzger@intel.com